Investor Presentation September 2020 Exhibit 99.1

Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates”, or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this presentation: 1) the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio; 2) changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability; 3) changes in the cost and scope of insurance from the FDIC and other third parties; 4) legislative or regulatory changes, such as the recently adopted CARES Act addressing the economic effects of the COVID-19 pandemic, as well as increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets; 5) ability to complete pending or prospective future acquisitions; 6) costs or difficulties related to the completion and integration of acquisitions; 7) the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital; 8) reduced demand for banking products and services; 9) the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers; 10) competition among financial institutions in the Company's markets may increase significantly; 11) the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions; 12) the projected business and profitability of an expansion or the opening of a new branch could be lower than expected; 13) consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape; 14) dependence on the CEO, the senior management team and the Presidents of Glacier Bank divisions; 15) material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures; 16) natural disasters, including fires, floods, earthquakes, and other unexpected events; 17) the Company’s success in managing risks involved in the foregoing; and 18) the effects of any reputational damage to the Company resulting from any of the foregoing. The Company does not undertake any obligation to publicly correct, revise, or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement, except as required under federal securities laws.

Glacier Bancorp, Inc. 6/30/2020 Snapshot Ticker GBCI Total Assets $16.91 billion Gross Loans $11.45 billion Deposits $13.38 billion TCBV Per Share $17.08 Quarterly Dividend $0.29 Stock Price $35.29 Market Cap $3.37 billion

Differentiated Bank Model Genuine community banking model Backed by resources and support of Glacier Bancorp Strategy of growth through acquisitions and organically

Glacier is a “Company of Banks”

2019 Announced Acquisition Highlights

WY ID UT AZ NV WA CO MT 16 Bank Divisions 192 locations (as of 6/30/2020)

3/31/20 GBCI Geography Total chartered banks 315 Total target banks 206 Assets under $1B 185 Assets $1 – $3.5B 21

Solid Financial Results

5 Year Total Return 6/30/2015 – 6/30/2020

1 Year Total Return 6/30/2019 – 6/30/2020

Forbes Performance Ranking of America’s 100 Largest Banks

Bank Director Bank Performance Scorecard $5 Billion up to $50 Billion

Reconciliation of 2017 Non-GAAP Measures to GAAP In addition to the results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this presentation contains certain non-GAAP financial measures. The Company believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company's financial performance, performance trends, and financial position. While the Company uses these non-GAAP measures in its analysis of the Company's performance, this information should not be considered an alternative to measurements required by GAAP. This table provides a reconciliation of certain GAAP financial measures to non-GAAP financial measures. The reconciling item between the GAAP and non-GAAP financial measures was the current quarter one-time tax expense of $19.7 million. The one-time tax expense was driven by the Tax Cuts and Job Act (“Tax Act”) and the change in the current year federal marginal rate of 35 percent to 21 percent for future years, which resulted in revaluation of deferred tax assets and deferred tax liabilities (“net deferred tax asset”). The Company believes that the financial results are more comparable excluding the impact of the revaluation of the net deferred tax asset.

Diluted Earnings Per Share Second quarter 2020 earnings per share decreased $0.05 per share, or 8%, over prior year second quarter First half 2020 earnings includes: Credit loss expense of $36.3 million largely due to CECL Acquisition-related expenses of $6.5 million Gain of $2.3 million from sale of a former branch building Core earnings remain strong * Non-GAAP (see reconciliation on slide 16) $1.13

ROA in the first quarter of 2020 was in the 92nd* percentile among Glacier’s peer group Return on Assets * Non-GAAP (see reconciliation on slide 16) * BHCPR as of 3/31/2020

Return on Tangible Equity We maintain historically high capital levels which have made it more difficult to produce higher ROTE * Non-GAAP (see reconciliation on slide 16)

Net Interest Margin First half of 2020 net interest margin of 4.23% decreased 10 basis points over the 2019 second quarter net interest margin of 4.33% (Dollars in millions) *Net interest income and margin is annualized

Efficiency Ratio First half of 2020 efficiency ratio improvement was driven by increases in gain on sale of loans and commercial loan interest income that more than offset the decreases in service fee income from the Durbin amendment and increases in compensation expenses Excluding $18.9 million of expenses(*) incurred in the third quarter of 2019, the 2019 efficiency ratio would be 54.8% * $5.4 million of accelerated stock compensation expense from the Heritage acquisition * $3.5 million write-off of deferred prepayment penalties on FHLB advances * $10.0 million loss on early termination of interest rate swaps

Strong Balance Sheet

Asset Trends Total assets increased $3.2 billion, or 24%, in the first half of 2020, including $744 million from State Bank of Arizona Total assets grew $1.6 billion, or 13%, in 2019, including $379 million from First National Bank of Layton and $978 million from Heritage Bank of Nevada (Dollars in millions)

Capital Ratios Relative to Peers* Total risk based capital ranks in the 68th percentile among Glacier’s peer group Capacity to add $5.1 billion of assets and still maintain an 8% leverage ratio * BHCPR as of 3/31/2020

Ample Liquidity of $11.2 Billion Ready access to liquidity totaling $7.7 billion $5.6 billion in available borrowing capacity Fed Discount Window: $1.2 billion Fed PPP Liquidity Facility: $1.4 billion (Based on PPP loans funded as of June 30, 2020) FHLB: $2.6 billion Correspondent banks: $0.4 billion $1.6 billion of unpledged marketable securities Cash of $0.5 billion Additional liquidity totaling $3.5 billion Access to brokered deposits: $2.5 billion Over-pledged marketable securities: $0.2 billion Loans eligible for pledging at FHLB: $0.8 billion Core deposit growth remains strong

Deposit Trends First half 2020 deposits increased $2.6 billion, or 24%, including $603 million from State Bank of Arizona Organic deposit growth for the first half 2020 was $2.0 billion, or 19% Growth in the number of deposit accounts has also increased significantly the past several years (Dollars in millions)

Deposit Composition

Non-Interest Bearing Deposits Non-interest bearing deposits increased $1.3 billion, or 36%, during first half 2020, including $142 million from State Bank of Arizona Non-interest bearing deposits comprise 38% of total deposits Organic growth for the first half 2020 was $1.2 billion, or 33% (Dollars in millions)

Deposit Costs Relative to Peers Total deposit costs have remained stable while Glacier’s peer group costs have increased Core deposits are a competitive advantage and will be a key driver of future performance

Loan Trends First half of 2020 gross loans increased $1.940 billion, or 20%, including $452 million from State Bank of Arizona Excluding $1.427 billion of PPP loans, the loan portfolio decreased $61.4 million, or 61 basis points, during the current quarter (Dollars in millions)

Organic Loan Growth Organic loan growth for second quarter 2020 was $1.489 billion, or 31% annualized, compared to $309 million, or 8% annualized, for second quarter 2019 (Dollars in millions)

Loan Composition

Geographic Loan Dispersion 06/30/20 2009

COVID-19 High Risk Industries Enhanced-Monitoring Conducting ongoing portfolio reviews and monitoring for potential credit impacts from COVID-19 $401 million of modifications made in the enhanced-monitoring loan portfolio 26% of total modifications of $1.515 billion

COVID-19 Total Loan Modifications and PPP Loans

Investment Portfolio Trends First half 2020 investment securities made up 22% of total assets Investments increased $937 million in the first half 2020 Our long-term goal is to maintain investment securities between 20% to 25% of total assets (Dollars in millions)

Investment Composition

Improved Credit Quality

NPAs to Bank Assets NPAs decreased $6 million in the first half 2020 compared to the first half of 2019

CECL and Allowance for Credit Losses (ACL) (Dollars in millions) Commercial Asset Quality Ratings Consumer Loan Past Due Status Additional Qualitative Adjustments Prepayment Speed Other Key Model Inputs National Economic Assumptions (June 2020)

Credit Loss Expense Loan portfolio growth and credit quality considerations will determine the level of credit loss expense (Dollars in thousands)

Net Charge-Offs First half 2020 net charge-offs as a percent of total loans were 0.02% compared to 0.03% for first half 2019 (Dollars in thousands)

ACL as a Percent of Loans ACL was 394% of non-performing loans at the end of first half 2020 compared to 289% at the end of first half last year ACL was in the 70th* percentile of Glacier’s peer group for first quarter 2020 As credit trends change, expect our allowance to adjust accordingly * BHCPR as of 3/31/2020

Shareholder Return

Dividends Declared At June 30, 2020, Glacier’s dividend yield was 3.31% The Company has declared 141 consecutive quarterly dividends In 2019, the Company increased its quarterly dividend by $0.10, or 10%, over 2018

Long-Term Performance Since 1984 Strong consistent performance over the past 36 years Long-term goal is to produce double digit dividend growth